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                                                                   EXHIBIT 10.05



                                 CARDINAL HEALTH

                           DEFERRED COMPENSATION PLAN

























                 Amended and Restated Effective January 1, 2002



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                                TABLE OF CONTENTS
                                -----------------


                                                                           PAGE
                                                                           ----


ARTICLE I             DEFINITIONS AND GENERAL PROVISIONS. ...................1


ARTICLE II            ELIGIBILITY AND PARTICIPATION..........................5


ARTICLE III           DEFERRED COMPENSATION AND MATCHING CREDITS.............6


ARTICLE IV            VESTING................................................9


ARTICLE V             DISTRIBUTION OF BENEFITS..............................10


ARTICLE VI            PLAN ADMINISTRATION...................................12


ARTICLE VII           AMENDMENT AND TERMINATION.............................14


ARTICLE VIII          MISCELLANEOUS PROVISIONS..............................15



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                                 CARDINAL HEALTH

                           DEFERRED COMPENSATION PLAN



         The Cardinal Health, Inc. Incentive Deferred Compensation Plan (the "Plan") is hereby renamed the "Cardinal Health Deferred Compensation Plan" and amended and restated effective as of January 1, 2002 by Cardinal Health, Inc., an Ohio corporation (the "Company"), for the benefit of a select group of the management and highly compensated employees of the Company and of its affiliated entities which adopt and participate in this Plan with the consent of the Company.

                             BACKGROUND INFORMATION

         A. The Company desires to continue to maintain the Plan in order to provide certain of its highly compensated and management employees with the opportunity to defer a portion of the base salary, bonuses and other cash compensation otherwise payable to them.

         B. The Company intends for the Plan to continue to be an unfunded, nonqualified deferred compensation arrangement as provided under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and to satisfy the requirements of a "top hat" plan thereunder and under Labor Reg. Sec. 2520.104-23.

         C. The Company also hereby consolidates other nonqualified deferred compensation arrangements established by affiliates of the Company with and into this Plan as a single, uniform deferred compensation arrangement available to a select group of eligible employees of the Company on and after the effective date of this restated Plan.


                                    ARTICLE I
                       DEFINITIONS AND GENERAL PROVISIONS
                       ----------------------------------

         1.1. DEFINITIONS. Unless the context requires otherwise, the terms defined in this Article shall have the following respective meanings:

         (a). ACCOUNT. The bookkeeping account described in Section 3.6 under which benefits and earnings are credited on behalf of a Participant.

         (b). ADMINISTRATIVE COMMITTEE. The Employee Benefits Administrative Committee of the Company.

         (c). BENEFICIARY. The person(s) entitled to receive any distribution hereunder upon the death of a Participant. The Beneficiary for benefits payable under this Plan shall be the beneficiary designated by the Participant in accordance with procedures established by the Administrative Committee as of the Participant's date of death, or, in the absence of any such designation, the Participant's estate.

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         (d)  BOARD. The board of directors of the Company or the compensation committee thereof.

         (e) CHANGE OF CONTROL. For purposes of the Plan, a Change of Control means:

              (i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of either (A) the then outstanding Shares of the Company (the "Outstanding Shares") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"); provided, however, that for purposes of this Subsection (i), the following acquisitions shall not constitute a Change of Control: (I) any acquisition directly from the Company or any corporation controlled by the Company, (II) any acquisition by the Company or any corporation controlled by the Company, (III) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (IV) any acquisition by any corporation that is a Non-Control Acquisition (as defined in Subsection (iii) of this Section); or

              (ii) individuals who, as of the Effective Date of this Plan, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

              (iii) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company or the acquisition by the Company of assets or shares of another corporation (a "Business Combination"), unless, such Business Combination is a Non-Control Acquisition. A "Non-Control Acquisition" shall mean a Business Combination where:
              (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors,


                                      -2-
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                  as the case may be, of the corporation resulting from such
                  Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Shares and Outstanding Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, twenty-five percent (25%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination (including any ownership that existed in the Company or the company being acquired, if any) and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

         (f) CODE. The Internal Revenue Code of 1986, as amended from time to time.

         (g) COMPANY. Cardinal Health, Inc., or any affiliate thereof or successor thereto which adopts the Plan with the consent of Cardinal Health, Inc.

         (h) COMPENSATION. Amounts paid or payable by the Company to an Eligible Employee for a Plan Year which are includable in income for federal tax purposes, including base salary and variable compensation in the form of commissions and/or bonuses (except as otherwise provided herein). Notwithstanding the foregoing, the following amounts are excluded from
Compensation: (i) other cash or noncash compensation, expense reimbursements or other benefits or contributions by the Company to any other employee benefit plan, other than pre-tax salary deferrals into the Qualified Plan or any Code
Section 125 plan sponsored by the Company or any of its affiliates, (iii) amounts realized (A) from the exercise of a stock option, (B) when restricted stock (or property) held by a Participant either becomes freely transferable or is no longer subject to a substantial risk of forfeiture, (C) when the Shares underlying restricted share units are payable to a Participant, or (D) from the sale, exchange or other disposition of stock acquired under a qualified stock option, and (ii) any amounts that are required to be withheld from a Participant's wages from the Company pursuant to Code Section 3102 to satisfy the Participant's tax obligations under Code Section 3101.

         (i) DISTRIBUTION OPTIONS. A single lump sum or annual installment payments over a period of five (5) or ten (10) years. The standard form of distribution shall be installments over a period of ten (10) years unless otherwise determined or approved by the Company.



                                      -3-
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         (j) EFFECTIVE DATE.  January 1, 2002.

         (k) ELIGIBLE EMPLOYEE. Any individual who is (i) a Reporting
Person or (ii) (A) among a select group of management or highly compensated employees (within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA), and (B) designated by the Company as eligible to make Compensation deferral contributions under Article II of the Plan in accordance with eligibility criteria established from time to time by the Policy Committee and the Chairman of the Company.

         (l) ERISA. The Employee Retirement Income Security Act of 1974, as amended from time to time.

         (m) PARTICIPANT. Any Eligible Employee who meets the eligibility requirements for participation in the Plan as set forth in Article II and who earns benefits under the Plan.

         (n) PLAN. The Cardinal Health Deferred Compensation Plan, as set forth herein, and as such Plan may be amended from time to time hereafter.

         (o) PLAN YEAR. The fiscal year of the Plan, which is the twelve
(12) consecutive month period beginning July 1 and ending June 30.

         (p) POLICY COMMITTEE. The Employee Benefits Policy Committee of the Company.

         (q) QUALIFIED PLAN. The Cardinal Health Profit Sharing, Retirement and Savings Plan, as amended from time to time.

         (r) REPORTING PERSON. Eligible Employees who are subject to Section 16 of the Securities Exchange Act of 1934, as amended.

         (s) RETIREMENT. An Eligible Employee's termination of employment with the Company following attainment of age 65.

         (t) SHARES. The common shares, without par value, of the Company.

         (u) TOTAL DISABILITY. A physical or mental condition which totally and presumably permanently prevents the Participant from engaging in his usual occupation or any occupation for which he is qualified by reason of training, education, or experience for a period of at least twelve (12) months. The Company shall determine the existence of a Total Disability in its sole discretion and may require the Participant to submit to periodic medical examinations at the Participant's expense to confirm the existence and continuation of a Total Disability.

         1.2 GENERAL PROVISIONS. The masculine wherever used herein shall include the feminine; singular and plural forms are interchangeable. Certain terms of more limited application have been defined in the provisions to which they are principally applicable. The division of the Plan into Articles and Sections with captions is for convenience only and is not to be taken as limiting or extending the meaning of any of its provisions.


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                                   ARTICLE II
                          ELIGIBILITY AND PARTICIPATION
                          -----------------------------

         2.1 GENERAL ELIGIBILITY CONDITIONS. To become eligible to participate in the Plan, an individual must be (i) a Reporting Person or (ii) (A) among a select group of management or highly compensated employees within the meaning of Sections 201(2), 301(a)(3), and 401(a)(1) of ERISA and (B) designated as an Eligible Employee by the Company (or another participating affiliated employer) to receive any applicable Company contributions and to make Compensation deferral contributions under the Plan. In order to receive a benefit under the Plan, however, a Participant must also meet the requirements of Sections 2.2 and 2.3.

         2.2 SPECIFIC CONDITIONS FOR ACTIVE PARTICIPATION. To participate actively in the Plan (i.e., to make deferrals hereunder), a Participant must execute or acknowledge a Compensation Deferral Agreement, or otherwise agree to defer some of his Compensation in accordance with such other procedures as are established by the Administrative Committee from time to time. A Participant's Compensation Deferral Agreement, if required, shall be maintained by the Administrative Committee and must be executed, acknowledged or filed in advance of the beginning of the pay period for which the Compensation covered by such agreement is to be deferred or at such other times as the Administrative Committee may specify. Upon a Participant's initial eligibility, the Compensation Deferral Agreement, if required, shall be acknowledged or executed within time limitations established by the Administrative Committee subsequent to the Participant's notification of eligibility to participate in the Plan. In all cases, a Participant's election to defer Compensation shall be made prior to the time any of the Compensation covered by such election is to be earned by such Participant. Elections to participate and defer Compensation shall continue in effect until amended, revoked or suspended by the Participant in accordance with procedures established by the Administrative Committee. In general, elections made by a Participant under the Qualified Plan shall be considered to apply to this nonqualified plan, subject to the limitations hereof, upon reaching any maximum limitations on deferrals to the Qualified Plan.

         2.3 ELIGIBILITY LIST; SUSPENSION OF ACTIVE PARTICIPATION. The Administrative Committee shall maintain a written list of those employees who then qualify as Eligible Employees under the Plan, as determined by the Chairman of the Company and the Policy Committee. Any Participant not listed as an Eligible Employee for a given Plan Year shall cease to have any right to defer Compensation for such Plan Year. However, any amounts credited to the Account of a Participant whose participation is suspended shall otherwise continue to be maintained under the Plan in accordance with its terms. All Reporting Persons shall at all times during which they are a Reporting Person be eligible to participate in the Plan.

         2.4 TERMINATION OF PARTICIPATION. Once an Eligible Employee becomes a Participant, such individual shall continue to be a Participant until such individual (i) ceases to be described as an Eligible Employee and (ii) ceases to have any vested interest in the Plan (as a result of distributions made to such Participant or his Beneficiary, if applicable, or otherwise).

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         2.5 PARTICIPATION BY OTHER EMPLOYERS. With the consent of the
Company, any corporation that is a member of the same controlled group as the Company (within the meaning of Code Section 1563(a)) may become a participating employer under the Plan by taking such action as may be necessary or desirable to put the Plan into effect with respect to such corporation. Accrued account amounts under certain nonqualified deferred compensation plans sponsored by such affiliates of the Company for their employees shall be transferred to and assumed by this Plan effective as of January 1, 2002. Notwithstanding any other provision of the Plan to the contrary, the terms of any such plans shall thereafter be governed by the terms of this Plan provided that the accrued benefit of all participants in such plans shall not be reduced and shall be preserved and assumed by this Plan.


                                   ARTICLE III
                   DEFERRED COMPENSATION AND MATCHING CREDITS
                   ------------------------------------------

         3.1 DEFERRED COMPENSATION CREDITS. Pursuant to the provisions of
Article II and this Article III, a Participant and the Company may, by mutual agreement, provide for deferred and postponed payment of a percentage of the Participant's Compensation which otherwise would be paid during the applicable Plan Year(s) for services to be rendered in such year(s). The Participant may defer between one percent (1%) and twenty percent (20%) of Compensation, except that a Participant may defer up to one hundred percent (100%) of any special bonus payable to the Participant. The Company may, in its discretion, establish and change from time to time the minimum and maximum amount that may be so deferred for Participants who are not Reporting Persons. Elections shall be made in accordance with procedures established by the Policy Committee, and may be coordinated with (or governed by) the deferral elections made to the Qualified Plan. In addition, special limitations may be established by the Policy Committee to apply to the deferral of any special bonus or other nonperiodic Compensation that a Participant who is not a Reporting Person is expected to receive. The Chairman of the Company may also determine, in his discretion, that any Participant who is not a Reporting Person may make a special or different deferral election from time to time or on a one-time basis. The Chairman shall also be permitted, notwithstanding any other limitations hereunder, to defer up to one hundred percent (100%) of his annual base salary, annual bonus and any special bonuses. All deferrals shall be made only from Compensation not yet paid or payable to the Participant as of the date of the deferral election. The Company will credit the deferred compensation amount agreed to for each Plan Year to the Participant's Account from time to time as the deferred amounts otherwise would have been earned by the Participant. All contributions under this provision to the Accounts of Participants in the Plan, as adjusted for earnings or losses (described below), are referred to as "Deferred Compensation Credits."

         3.2. MATCHING CREDITS. The Company may, in its discretion, credit to a Participant's Account each Plan Year during which the Participant is selected to participate in the Plan an amount equal to a percentage of the Participant's Deferred Compensation Credits as a matching contribution. The amount of any such contributions may vary from year to year or among Participants in the discretion of the Company. In general, such matching contributions may be made at the same rate as is applicable to the Participant under the Qualified Plan, but only with respect to the portion of a Participant's deferrals from the first $100,000 of Compensation in excess

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of the maximum amount of Compensation recognized under the Qualified Plan for the fiscal year of the Qualified Plan that coincides with or ends within the Plan Year of this Plan. All contributions under this provision to the Accounts of Participants in the Plan, as adjusted for earnings or losses (described below), are referred to as "Matching Credits."

         3.3 SUSPENSION OF DEFERRALS. Participant Deferred Compensation Credits hereunder will be automatically suspended during any unpaid leave of absence or temporary layoff. Contributions suspended in accordance with the provisions of this paragraph shall be automatically resumed, without the necessity of any action by the Participant, upon return to employment at the expiration of such suspension period.

         3.4 PROFIT SHARING AND SOCIAL SECURITY SUPPLEMENT CREDITS. The
Company may, in its discretion, credit to the Participant's Account each Plan Year an amount equal to a percentage of the Participant's Compensation from the Company in excess of the dollar limitation in effect for the year under ss.401(a)(17) of the Code, but not more than an excess of $100,000 above such compensation limit. All contributions under this provision to the Accounts of Participants in the Plan, as adjusted for earnings or losses (described below), are referred to as "Profit Sharing Credits." In addition, the Company may make an additional discretionary contribution for a Plan Year to the Participant's Account, as determined by the Company in its discretion, equal to a percentage of the Participant's Compensation from the Company in excess of the dollar limitation in effect for the year under ss.401(a)(17) of the Code, but not more than an excess of $100,000 above such compensation limit, for the purpose of supplementing the benefits the Participant will receive at retirement under the Social Security program. All contributions under this provision to the Accounts of Participants in the Plan, as adjusted for earnings or losses (described below), are referred to as "Social Security Supplement Credits." Contributions made to Participant Accounts under this section may be subject to additional requirements as established from time to time by the Chairman of the Company or the Policy Committee, such as a requirement to be employed on the last day of the Plan Year.

         3.5 PRIOR PLAN ACCOUNTS. The Company will credit to the
Participant's Account the accrued benefit of the Participant under any other nonqualified deferred compensation plan or arrangement sponsored by the Company or one of its affiliates that is consolidated and merged with and into this Plan. All amounts credited as contributions under this provision to the Accounts of Participants in the Plan, as adjusted for earnings or losses (described below), are referred to as "Prior Plan Credits." A schedule of the nonqualified deferred compensation plans merged with and into this Plan, and of the amounts credited to the Accounts of Participants from such prior plans, shall be maintained by the Policy Committee or the Administrative Committee.

         3.6 RECORD OF ACCOUNT. Solely for the purpose of measuring the amount of the Company's obligations to each Participant or his beneficiaries under the Plan, the Company will maintain a separate bookkeeping record, an "Account," for each Participant in the Plan. The Company, in its discretion, may either credit a hypothetical earnings rate to the Participant's Account balance for the Plan Year, or may actually invest an amount equal to the amount credited to the Participant's Account from time to time in an account or accounts in its name with investment media or companies, which investment options may include some or all of those used for investment purposes under the Qualified Plan, as determined by the Company in its

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discretion. If such separate investments are made, the Participant may be permitted to direct the investment of the portion of the Company's accounts allocable to him under the Plan in the same manner he is permitted to direct the investment of his account in the Qualified Plan, except that certain of the investment options may not be available options under this Plan. The Participant may change the allocation of his Account among the applicable investment alternatives then available under the Plan in accordance with procedures established by the Policy Committee from time to time. In no event shall a Participant who is a Reporting Person be permitted to change any investment in a Cardinal Stock Account (defined below) to any other investment alternative, except as to future funds allocable to him. The Company is not obligated to make any particular investment options available, however, if investments are in fact made, and may, from time to time in its sole discretion, change the investment alternatives. Nothing herein shall be construed to confer on the Participant the right to continue to have any particular investment available.

         The Company will credit the Participant's Account with hypothetical or actual earnings or losses at least quarterly based on the earnings rate declared by the Company or the performance results of the Company's account(s) invested pursuant to the Company's or the Participant's directions, and shall determine the fair market value of the Participant's Account based on the bookkeeping record or the fair market value of the portion of the Company's accounts representing the Participant's Account. The determination of the earnings, losses or fair market value of the Participant's Account may be adjusted by the Company to reflect its payroll, income or other taxes or costs associated with the Plan, as determined by the Company in its sole discretion.

         3.7 SPECIAL RULES APPLICABLE TO INVESTMENTS IN SHARES. Subject to the provisions of this Article III, a Participant may also elect to have all or a portion of his Account to be deemed invested in Shares (such dollar amounts shall be referred to as the "Share Election Accumulations"). On the date when the amounts to be credited to the Participant's Share Election Accumulations are otherwise allocated to his Account, the Company will credit to a separate subaccount (the Participant's "Cardinal Stock Account") a number of hypothetical Shares (and fractions thereof) having a Value equal to the Share Election Accumulations. For purposes of this Plan, the "Value" of a Share on a particular day shall mean the closing trading price of a Share on the New York Stock Exchange on that day (or, if there is no trading of the Shares on that day, on the most recent previous date on which trading occurred). With respect to any Reporting Person, any election made pursuant to this Section shall be irrevocable for all amounts credited to a Participant's Account during the Plan Year for which the election is made. Any election made by a Reporting Person pursuant to this Section shall remain in effect for amounts credited to the Participant's Account in subsequent Plan Years unless the Participant delivers a written notice to the Secretary of the Company setting forth a different investment election, which shall be applied to future Plan Years until further written notice is received by the Secretary of the Company pursuant to this Section.

         If any Organic Change shall occur, then the Participant's Cardinal Stock Account (if any) shall be adjusted so as to contain such shares of stock, securities or assets (including cash) as would have been issued or payable with respect to or in exchange for the number of Shares credited thereto immediately before such Organic Change, if such Shares had been outstanding. An "Organic Change" includes the recapitalization, reorganization, reclassification,

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consolidation, or merger of the Company, or any sale of all or substantially all of the Company's assets to another person or entity, or any other transaction which is effected in such a way that holders of Shares are entitled to receive (either directly or upon subsequent liquidation) other stock, securities, or assets with respect to or in exchange for Shares. If the assets held in the Participant's Cardinal Stock Account immediately after such adjustment are not equity securities, then the Participant shall be permitted to re-direct the investment thereof into the other investment choices then available under this Plan.

         In the case of the Cardinal Stock Account (if any) of a Participant, the earnings (or losses) credited to such account shall consist solely of dividend equivalent credits pursuant to this paragraph. Whenever a dividend or other distribution is made with respect to the Shares, then the Participant's Cardinal Stock Account shall be credited, on the payment date for such dividend or other distribution (the "Dividend Payment Date"), with a number of additional Shares having a Value, as of the Dividend Payment Date, based upon the number of Shares deemed to be held in the Participant's Cardinal Stock Account as of the record date for such dividend or other distribution (the "Dividend Record Date"), if such Shares were outstanding. If such dividend or other distribution is in the form of cash, the number of Shares so credited shall be a number of Shares (and fractions thereof) having a Value, as of the Dividend Payment Date, equal to the amount of cash that would have been distributed with respect to the Shares deemed to be held in the Participant's Cardinal Stock Account as of the Dividend Record Date, if such Shares were outstanding. If such dividend or other distribution is in the form of Shares, the number of Shares so credited shall equal the number of such Shares (and fractions thereof) that would have been distributed with respect to the Shares deemed to be held in the Participant's Cardinal Stock Account as of the Dividend Record Date, if such Shares were outstanding. If such dividend or other distribution is in the form of property other than cash or Shares, the number of Shares so credited shall be a number of Shares (and fractions thereof) having a Value, as of the Dividend Payment Date, equal to the value of the property that would have been distributed with respect to the Shares deemed to be held in the Participant's Cardinal Stock Account as of the Dividend Record Date, if such Shares were outstanding. The value of such property shall be its fair market value as of the Dividend Payment Date, determined by the Board based upon market trading if available and otherwise based upon such factors as the Board deems appropriate.

                                   ARTICLE IV
                                     VESTING
                                     -------

         4.1 VESTING. A Participant always will be one hundred percent
(100%) vested in amounts credited to his Account as Deferred Compensation Credits, Prior Plan Credits and earnings allocable thereto. The Participant or his Beneficiaries shall be entitled to benefits from Matching Credits, Profit Sharing Credits and Social Security Supplement Credits allocated to his Account by the Company, and earnings thereon, only upon satisfaction of the vesting requirements of this Article IV. The Participant shall become one hundred percent (100%) vested in his Account upon his Retirement, death, Total Disability or upon a Change of Control of the Company. If the Participant terminates employment with the Company and all participating employers for any reason other than Retirement, death, Total Disability, or pursuant to a Change of Control, all rights of the Participant, his Beneficiaries, executors, administrators, or any other person to receive benefits under this Plan derived from amounts credited as

Matching Credits, Profit Sharing Credits and Social Security Supplement Credits shall vest as of the date that the Participant has completed three (3) Years of Service with the Company or any of its affiliates. Notwithstanding the foregoing, Participants with Account balances under the Plan as of January 1, 2002, shall also be vested in twenty-five percent (25%) of the amount credited to the Participant's Account as Matching Credits, Profit Sharing Credits and Social Security Supplement Credits after completion of two (2) Years of Service. A "Year of Service" for this purpose means a period of twelve (12) consecutive calendar months during which the Participant was employed by the Company or one of its affiliates. If a Participant terminates employment before that date (other than due to a Change of Control, Retirement, death or Total Disability), all Matching Credits, Profit Sharing Credits and Social Security Supplement Credits shall be forfeited. If the Participant terminates employment but is subsequently re-employed by the Company or another participating employer, no benefits forfeited hereunder shall be reinstated unless otherwise determined by the Company in its sole discretion.

         4.2 CONFIDENTIALITY AND NON-COMPETITION AGREEMENT. In its discretion, the Company may require any Eligible Employee selected to become a Participant in the Plan to execute a Confidentiality and Non-competition Agreement with the Company and/or its affiliates in consideration of the benefits to be provided hereunder.

                                    ARTICLE V
                            DISTRIBUTION OF BENEFITS
                            ------------------------

         5.1 DISTRIBUTION UPON RETIREMENT. Upon Retirement, the Participant shall be eligible to receive payment of the amounts credited to the Participant's Account in the standard Distribution Option (or, in the discretion of the Company, in one of the other permitted Distribution Options) commencing as soon as practicable after such Retirement. If an annual installment payment method is the selected Distribution Option, the amount of the annual benefit shall equal the amount necessary to fully distribute the Participant's Account as an annual benefit payable over the installment period, consistent with the following methodology: the amount payable as the annual installment shall equal the value of the Participant's Account as of the most recent Account valuation date, multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the number of annual installments remaining in the installment period elected by the Participant. For example, assuming the standard ten (10) year installment payment period applies, the amount distributed at each of the distribution dates would represent the value of the Participant's Account as of the most recent valuation date preceding the actual distribution date times the following factors: Year 1 - 10% (1/10), Year 2 - 11.11% (1/9), Year 3 - 12.5% (1/8), Year 4 - 14.29% (1/7), Year 5 - 16.66%
(1/6), Year 6 --20% (1/5), Year 7 -- 25% (1/4), Year 8 - 33.33% (1/3), Year 9 --
50% (1/2) and Year 10 - 100% (1/1). The Participant must provide the Company advance notice of his intention to retire and receive benefits hereunder in accordance with uniform procedures established by the Administrative Committee. Payments of amounts credited to the Participant's Account will be made in U.S. dollars, except for amounts credited to the Participant's Cardinal Stock Account, if any, which shall be payable in the form of Shares plus cash in lieu of any fractional shares.

         5.2 DISTRIBUTION UPON DEATH. In the event of the death of the Participant while receiving benefit payments under the Plan, the Company shall pay the Beneficiary or Beneficiaries designated by the Participant the remaining payments due under the Plan in accordance with the method of distribution in effect to the Participant at the date of death. In the event of the death of the Participant prior to the commencement of the distribution of benefits under the Plan, the Company shall pay such benefits to the Beneficiary or Beneficiaries designated by the Participant, beginning as soon as practicable after the Participant's death. Such benefits shall be paid as an annual benefit equal to the amount necessary to amortize the Participant's Account as an installment payment payable for ten
(10) years, or such other Distribution Option, as selected by the Company in its sole discretion, computed under the method described in Section 5.1.

         5.3 DISTRIBUTION IN THE EVENT OF DISABILITY. Upon the
Participant's Total Disability, the Participant shall be eligible to receive payment of the amounts credited to his Account in the standard Distribution Option (or, in the discretion of the Company, in one of the other permitted Distribution Options) commencing as soon as practicable after the Administrative Committee is satisfied that the Participant has been determined to be Totally Disabled. The amount of any annual installment benefit shall equal the amount necessary to amortize the Participant's Account as an installment payment payable for ten (10) years, or such other Distribution Option, as selected by the Company in its sole discretion, computed under the method described in
Section 5.1.

         Total Disability shall be considered to have ended and entitlement to a disability benefit shall cease if the Participant (i) is re-employed by the Company or one of its affiliates, or (ii) engages in any substantial gainful activity, except for such employment as is found by the Company in its sole discretion to be for the primary purpose of rehabilitation or not incompatible with a finding of total and permanent disability. If entitlement to a disability benefit ceases in accordance with the provisions of this paragraph, the Participant shall not be prevented from qualifying for a benefit under another provision of the Plan.

         5.4 TERMINATION OF SERVICE FOR OTHER REASONS. If the Participant's service for the Company terminates for any reason other than Retirement, death, or Total Disability, then the vested portion of the Participant's Account shall be paid, beginning as soon as administratively practicable, to the Participant as an installment payment payable for ten (10) years, or such other Distribution Option, as selected by the Company in its sole discretion, computed under the method described in Section 5.1. Notwithstanding the foregoing, if the Participant's employment terminates within two (2) years after a Change of Control occurs, then the Participant's Account shall be payable in a single lump sum within thirty (30) days after the termination of the Participant's employment.

         5.5 PAYMENT ALTERNATIVES. At the Company's election, or upon request by the Participant or his Beneficiary following the Participant's Retirement, other termination of service, Total Disability, or death, the entire vested balance of the Participant's Account may be payable hereunder at any time in lump sum or over a shorter period of time than the ten (10) annual installments generally called for in the Sections above, or in installments of a greater frequency than annually; provided, however, that no such request shall be binding upon the Company and any accelerated or deferred payment hereunder shall be made only in the sole discretion of the Company. In addition, the Company may alter the payment method in effect from time to time in its sole discretion as necessary or desirable to avoid the loss of a tax deduction under Code ss.162(m). The amount of payments to be made over a period of time other than ten (10) years shall be computed under one of the methodologies applicable to the payment of benefits under this agreement in the normal form of distribution, as determined by the Company in its sole discretion. Notwithstanding the foregoing, if a Change of Control occurs, the Company may under no circumstances and for no reason, including but not limited to those recited herein, extend the payment period beyond, or delay the commencement of payments to a date later than, that otherwise specifically provided for under Sections 5.1 through 5.4, above.

         5.6 SPECIAL RULES FOR PRIOR PLAN CREDITS. Amounts credited to a Participant's Account as Prior Plan Credits shall be payable under the terms of this Plan notwithstanding any contrary provisions of the Prior Plan.

                                   ARTICLE VI
                               PLAN ADMINISTRATION
                               -------------------

         6.1 ADMINISTRATION. The Plan shall be administered by the Administrative Committee as an unfunded deferred compensation plan that is not intended to meet the qualification requirements of Code Section 401.

         6.2 ADMINISTRATIVE COMMITTEE. The Administrative Committee will operate and administer the Plan and shall have all powers necessary to accomplish that purpose, including, but not limited to, the discretionary authority to interpret the Plan, the discretionary authority to determine all questions relating to the rights and status of Eligible Employees and Participants, and the discretionary authority to make such rules and regulations for the administration of the Plan as are not inconsistent with the terms and provisions hereof, as well as such other authority and powers relating to the administration of the Plan, except such as are reserved by the Policy Committee or by the Plan to the Policy Committee or the Board. All decisions made by the Policy Committee or the Administrative Committee shall be final.

         Without limiting the powers set forth herein, the Administrative Committee shall have the power (i) with the consent of the Board or the Policy Committee, to change or waive any requirements of the Plan to conform with the law or to meet special circumstances not anticipated or covered in the Plan;
(ii) to determine the times and places for holding meetings of the Administrative Committee and the notice to be given of such meetings; (iii) to employ such agents and assistants, such counsel (who may be counsel to the Company herein), and such clerical and other services as the Administrative Committee may require in carrying out the provisions of the Plan; and (iv) to authorize one or more of their number or any agent to execute or deliver any instrument on behalf of the Administrative Committee.

         The members of the Administrative Committee, the Policy Committee, and the Company and its officers and directors, shall be entitled to rely upon all valuations, certificates and reports furnished by any funding agent or service provider, upon all certificates and reports made by an accountant, and upon all opinions given by any legal counsel selected or approved by the Administrative Committee, and the members of the Administrative Committee, the Policy Committee, and the Company and its officers and directors shall, except as otherwise provided by law, be fully protected in respect of any action taken or suffered by them in good faith in reliance upon any such valuations, certificates, reports, opinions or other advice of a funding agent, service provider, accountant or counsel.

         6.3 STATEMENT OF PARTICIPANT'S ACCOUNT. The Administrative
Committee shall, as soon as practicable after the end of each Plan Year, provide to each Participant a statement setting forth the Account of such Participant under Section 3.6 as of the end of such Plan Year. Such statement shall be deemed to have been accepted as correct unless written notice to the contrary is received by the Administrative Committee within thirty (30) days after providing such statement to the Participant. Account statements may be provided more often than annually in the discretion of the Administrative Committee.

         6.4 FILING CLAIMS. Any Participant, Beneficiary or other individual (hereinafter a "Claimant") entitled to benefits under the Plan, or otherwise eligible to participate herein, shall be required to make a claim with the Administrative Committee (or its designee) requesting payment or distribution of such Plan benefits (or written confirmation of Plan eligibility, as the case may be), on such form or in such manner as the Administrative Committee shall prescribe. Unless and until a Claimant makes proper application for benefits in accordance with the rules and procedures established by the Administrative Committee, such Claimant shall have no right to receive any distribution from or under the Plan.

         6.5 NOTIFICATION TO CLAIMANT. If a Claimant's application is wholly or partially denied, the Administrative Committee (or its designee) shall, within ninety (90) days, furnish to such Claimant a written notice of its decision. Such notices shall be written in a manner calculated to be understood by such Claimant, and shall contain at least the following information:

         (i)   the specific reason or reasons for such denial;

         (ii) specific reference to pertinent Plan provisions upon which such denial is based;

         (iii) a description of any additional material or information necessary for such Claimant to perfect his claim, and an explanation of why such material or information is necessary; and

         (iv) an explanation of the Plan's claim review procedure describing the steps to be taken by such Claimant, if he wishes to submit his claim for review.

         6.6 REVIEW PROCEDURE. Within sixty (60) days after the receipt of such notice from the Administrative Committee, such Claimant, or the duly authorized representative thereof, may request, by written application to the Plan, a review by the Administrative Committee of the decision denying such claim. In connection with such review, such Claimant, or duly authorized representative thereof, shall be entitled to receive any and all documents pertinent to the claim or its denial and shall also be entitled to submit issues and comments in writing. The decision of the Administrative Committee upon such review shall be made promptly and not later than sixty (60) days after the receipt of such request for review, unless special circumstances require an extension of time for processing, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after the Administrative Committee's receipt of a request for review. Any such decision on review shall be in writing and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

         6.7 PAYMENT OF EXPENSES. All costs and expenses incurred in administering the Plan shall be paid from the Plan unless the Company elects to pay the costs and expenses.

         6.8 SPECIAL RESTRICTIONS APPLICABLE TO SHARES. Notwithstanding any other provision of this Plan or any Deferred Compensation Agreement, the Company shall not be required to issue or deliver any certificate or certificates for Shares under this Plan prior to fulfillment of all of the following conditions:

         (i) Listing or approval for listing upon official notice of issuance of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be a market for the Shares;

         (ii) Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Chairman shall, in his absolute discretion upon the advice of counsel, deem necessary or advisable; and

         (iii) Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Chairman shall, in his absolute discretion upon the advice of counsel, determine to be necessary or advisable.

Nothing contained in this Plan shall prevent the Company from adopting other or additional compensation arrangements for the Participants.

         6.9 SHARES AVAILABLE. The maximum aggregate number of Shares which may be credited to Cardinal Stock Accounts pursuant to this Plan is 2,250,000. Shares issuable under the Plan may be taken from authorized but unissued Shares, treasury Shares, Shares held in a trust for purposes of the Plan, or purchased on the open market. No single Participant may acquire under the Plan more than 1,125,000 Shares.


         In the event of any stock dividend, stock split, share combination, corporate separation or division (including, but not limited to, split-up, spin-off, split-off or distribution to the Company's shareholders other than a normal cash dividend), or partial or complete liquidation, or any other corporate transaction or event having any effect similar to any of the foregoing, then the aggregate number of Shares reserved for issuance under the Plan shall be appropriately substituted for new shares or adjusted, as determined by the Board in its sole discretion.


                                   ARTICLE VII
                            AMENDMENT AND TERMINATION
                            -------------------------

         7.1 AMENDMENT. The Company has reserved, and does hereby reserve, the right at any time and from time to time by action of the Policy Committee or of its Board (or by action of an officer or officers of the Company to whom the Board has delegated the authority to amend the provisions of the Plan) to amend, modify or alter any or all of the provisions of the Plan without the consent of any Eligible Employees or Participants; provided, however, that no amendment shall operate retroactively so as to affect adversely any rights to which a Participant may be entitled under the provisions of the Plan as in effect prior to such action. Any such amendment, modification or alteration shall be expressed in an instrument executed by an authorized officer or officers of the Company, and shall become effective as of the date designated in such instrument.

         7.2 TERMINATION. The Company reserves the right to suspend, discontinue or terminate the Plan, at any time in whole or in part; provided, however, that a suspension, discontinuance or termination of the Plan shall not accelerate the obligation to make payments to any person not otherwise currently entitled to payments under the Plan, unless otherwise specifically so determined by the Company, relieve the Company of its obligations to make payments to any person then entitled to payments under the Plan, or reduce any existing Account balance.

                                  ARTICLE VIII
                            MISCELLANEOUS PROVISIONS
                            ------------------------

         8.1 EMPLOYMENT RELATIONSHIP. A Participant shall be considered to be in the employ of the Company and its related affiliates and subsidiaries as long as he remains an employee of either the Company, any subsidiary corporation of the Company, or any corporation to which substantially all of the assets and business of the Company are transferred. For this purpose, a subsidiary corporation of the Company is any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, as of the date such determination is to be made, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. Nothing in the adoption of the Plan nor the crediting of deferred compensation shall confer on any Participant the right to continued employment by the Company or an affiliate or subsidiary corporation of the Company, or affect in any way the right of the Company or such affiliate or subsidiary to terminate his employment at any time. Any question as to whether and when there has been a termination of a Participant's employment, and the cause of such termination, shall be determined by the Administrative Committee, and its determination shall be final.

         8.2 FACILITY OF PAYMENTS. Whenever, in the opinion of the Administrative Committee, a person entitled to receive any payment, or installment thereof, is under a legal disability or is unable to manage his financial affairs, the Administrative Committee shall have the discretionary authority to direct payments to such person's legal representative or to a relative or friend of such person for his benefit; alternatively, the Administrative Committee may in its discretion apply the payment for the benefit of such person in such manner as the Administrative Committee deems advisable. Any such payment or application of benefits made in good faith in accordance with the provisions of this Section shall be a complete discharge of any liability of the Administrative Committee with respect to such payment or application of benefits.

         8.3 FUNDING. All benefits under the Plan are unfunded and the Company shall not be required to establish any special or separate fund or to make any other segregation of assets in order to assure the payment of any amounts under the Plan; provided, however, that in order to provide a source of payment for its obligations under the Plan, the Company may establish a trust fund. The right of a Participant or his Beneficiary to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company, and neither the Participant nor his Beneficiary shall have any rights in or against any amounts credited under the Plan or any other specific assets of the Company. All amounts credited under the Plan to the benefit of a Participant shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes as it may deem appropriate.

         8.4 ANTI-ASSIGNMENT. No right or benefit under the Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge; and any attempt to anticipate, alienate, sell, assign, pledge, encumber or charge the same shall be void. No right or benefit shall be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefits. If a Participant, a Participant's spouse, or any Beneficiary should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber or charge any right to benefits under the Plan, then those rights, in the discretion of the Administrative Committee, shall cease. In this case, the Administrative Committee may hold or apply the benefits at issue or any part thereof for the benefit of the Participant, the Participant's spouse, or Beneficiary in such manner as the Administrative Committee may deem proper.

         8.5 UNCLAIMED INTERESTS. If the Administrative Committee shall at any time be unable to make distribution or payment of benefits hereunder to a Participant or any Beneficiary of a Participant by reason of the fact that his whereabouts is unknown, the Administrative Committee shall so certify, and thereafter the Administrative Committee shall make a reasonable attempt to locate such missing person. If such person continues missing for a period of three (3) years following such certification, the interest of such Participant in the Plan shall, in the discretion of the Administrative Committee, be distributed to the Beneficiary of such missing person.

         8.6 REFERENCES TO CODE, STATUTES AND REGULATIONS. Any and all references in the Plan to any provision of the Code, ERISA, or any other statute, law, regulation, ruling or order shall be deemed to refer also to any successor statute, law, regulation, ruling or order.

         8.7 LIABILITY. The Company, and its directors, officers and employees, shall be free from liability, joint or several, for personal acts, omissions, and conduct, and for the acts, omissions and conduct of duly constituted agents, in the administration of the Plan, except to the extent that the effects and consequences of such personal acts, omissions or conduct shall result from willful misconduct. However, this Section shall not operate to relieve any of the aforementioned from any responsibility or liability for any responsibility, obligation, or duty that may arise under ERISA.

         8.8 TAX CONSEQUENCES OF COMPENSATION REDUCTIONS. The income tax consequences to Participants of Compensation reductions under the Plan shall be determined under applicable federal, state and local tax law and regulation.

         8.9 COMPANY AS AGENT FOR RELATED EMPLOYERS. Each corporation which shall become a participating employer pursuant to Section 2.5 by so doing shall be deemed to have appointed the Company its agent to exercise on its behalf all of the powers and authority hereby conferred upon the Company by the terms of the Plan, including but not limited to the power to amend and terminate the Plan. The Company's authority shall continue unless and until the related employer terminates its participation in the Plan.

         8.10. GOVERNING LAW; SEVERABILITY. The Plan shall be construed according to the laws of the State of Ohio, including choice of law provisions, and all provisions hereof shall be administered according to the laws of that State, except to the extent preempted by federal law. A final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. In the event that any one or more of the provisions of the Plan shall for any reason be held to be invalid, illegal, or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision of the Plan, but the Plan shall be construed as if such invalid, illegal, or unenforceable provisions had never been contained herein, and there shall be deemed substituted such other provision as will most nearly accomplish the intent of the parties to the extent permitted by applicable law.

         8.11. TAXES. The Company shall be entitled to withhold any taxes from any distribution hereunder or from other compensation then payable, as it believes necessary, appropriate, or required under relevant law.